UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2G9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 9, 2020, Cronos Group Inc. (the “Company”) issued a press release announcing that the Company has continued from the laws of the Province of Ontario to the laws of the Province of British Columbia (the “Continuance”). The Continuance was approved by shareholders of the Company at its 2020 Annual and Special Meeting of Shareholders held on June 25, 2020. A copy of the press release is attached as Exhibit 99.1 to and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
99.1	Press release of Cronos Group Inc., dated July 9, 2020.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on July 9, 2020 is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: July 9, 2020	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer